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                                                                      EXHIBIT 21


               LIST OF SUBSIDIARIES OF PEABODY ENERGY CORPORATION

Affinity Mining Company
Arclar Company, LLC
Arid Operations Inc.
Big Sky Coal Company
Black Beauty Coal Company
Black Beauty Equipment Company
Black Beauty Illinois, L.L.C.
Black Beauty Mining, Inc.
Black Beauty Underground, Inc.
Bluegrass Coal Company
CL Power Sales Three, L.L.C.
CP Power Sales Sixteen, L.L.C.
Caballo Coal Company
Carbones Peabody de Venezuela, C.A.
Charles Coal Company
Cleaton Coal Company
Coal Properties Corp.
Colony Bay Coal Company
Coal Reserve Holding Limited Liability No.1
Coal Reserve Holding Limited Liability No.2
Cook Mountain Coal Company
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
EACC Camps, Inc.
Eastern Associated Coal Corp.
Eastern Royalty Corp.
Enterprise Mine, LLC
Gallo Finance Company
GIBCO Motor Express, Inc.
GIBCO Motor Express, LLC
Gold Fields Chile, S.A.
Gold Fields Mining Corporation
Gold Fields Operating Co. - Ortiz
Grand Eagle Mining, Inc.
Hayden Gulch Terminal, Inc.
Highland Mining Company
Hillside Mining Company
Independence Materials Handling Company
Interior Holdings Corp.
James River Coal Terminal Company
Jarrell's Branch Coal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky United, LLC
Logan Fork Coal Company
Martinka Coal Company
Midco Supply and Equipment Corporation
Mountain View Coal Company
Mustang Energy Company, L.L.C.
Newhall Funding Company

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                                                                      EXHIBIT 21

North Page Coal Corp.
Ohio County Coal Company
Patriot Coal Company, L.P.
P&L Receivables Company LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Baralaba Investments Pty Limited
Peabody Coal Company
Peabody COALSALES Company
Peabody COALTRADE, Inc.
Peabody Coaltrade Australia Pty Limited
Peabody Development Company
Peabody Development Land Holdings, LLC
Peabody Energy Australia Pty Limited
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Holding Company, Inc.
Peabody Minerals Pty. Limited
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody Recreational Lands, L.L.C.
Peabody Southwestern Coal Company
Peabody Terminals, Inc.
Peabody Turkish Investments Limited
Peabody Venezuela Coal Corp.
Peabody Western Coal Company
PG Investments One, L.L.C.
PG Investments Two, L.L.C.
PG Investments Three, L.L.C.
PG Investments Four, L.L.C.
PG Investments Five, L.L.C.
PG Investments Six, L.L.C.
PG Power Sales One, L.L.C.
PG Power Sales Two, L.L.C.
PG Power Sales Three, L.L.C.
PG Power Sales Four, L.L.C.
PG Power Sales Five, L.L.C.
PG Power Sales Six, L.L.C.
PG Power Sales Seven, L.L.C.
PG Power Sales Eight, L.L.C.
PG Power Sales Nine, L.L.C.
PG Power Sales Ten, L.L.C.
PG Power Sales Eleven, L.L.C.
PG Power Sales Twelve, L.L.C.
Pine Ridge Coal Company
Pond Creek Land Resources, LLC
Pond River Land Company
Porcupine Productions, LLC
Porcupine Transportation, LLC
Powder River Coal Company
Prairie State Generating Company, LLC
Rio Escondido Coal Corp.
Rivers Edge Mining, Inc.
Riverview Terminal Company
SCC Holding, Inc.

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                                                                      EXHIBIT 21

Seneca Coal Company
Sentry Mining Company
Snowberry Land Company
Star Lake Energy Company, L.L.C.
Sterling Smokeless Coal Company
Sugar Camp Coal, LLC
Thoroughbred, L.L.C.
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
United Minerals Company, LLC
Yankeetown Dock Corporation



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